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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2001 relating to the financial statements and financial statement schedule of PAREXEL International Corporation, which appears in PAREXEL International Corporation's Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
May 1, 2003